Cyxtera Technologies, Inc. Announces the Results of the Completed Redemption of All Outstanding Warrants

Announces Exercise of 7.5 Million Optional Shares Pursuant to Optional Share Purchase Agreement Resulting in Expected Proceeds of $75 Million

Miami, FL – January 26, 2022 Cyxtera (Nasdaq: CYXT), (“Cyxtera” or “the Company”), a global leader in data center colocation and interconnection services, today announced the results of the completed redemption of all of its outstanding public warrants (the “Public Warrants”) to purchase shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), that were issued under the Warrant Agreement, dated September 9, 2020 (the “Warrant Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent, as part of the units sold in the Company’s initial public offering (the “IPO”) and that remained outstanding at 5:00 p.m. New York City time on January 19, 2022 for a redemption price of $0.10 per Public Warrant. The outstanding warrants to purchase Common Stock that were issued (i) under the Warrant Agreement in a private placement simultaneously with the IPO (the “Sponsor Private Placement Warrants”) and (ii) to certain forward purchasers under the Amended and Restated Forward Purchase Agreement, dated September 9, 2020, by and between the Company and certain clients of Starboard Value LP party thereto as “forward purchasers” in a private placement completed on July 29, 2021 (the “Forward Purchase Private Placement Warrants” and, together with the Sponsor Private Placement Warrants, the “Private Placement Warrants”; the Private Placement Warrants and the Public Warrants are referred to collectively as the “Warrants”) were also concurrently called for redemption on the same terms as the outstanding Public Warrants.

On December 20, 2021, the Company issued a press release stating that, pursuant to the terms of the Warrant Agreement, it would redeem all of the outstanding Warrants at a redemption price of $0.10 per Warrant. The redemption was triggered because the last sales price of the Common Stock was at least $10.00 per share on the trading day prior to the date on which notice of the redemption was given.

Of the 11,620,383 Public Warrants that were outstanding as of the time of the business combination of Cyxtera with Starboard Value Acquisition Corp. on July 29, 2021 (the “Business Combination”), 134,443 were exercised for cash at an exercise price of $11.50 per share of Common Stock and 10,115,180 were exercised on a cashless basis in exchange for an aggregate of 2,680,285 shares of Common Stock, in each case in accordance with the terms of the Warrant Agreement, representing approximately 88% of the Public Warrants. In addition, of the 8,576,940 Private Placement Warrants that were outstanding as of the date of the Business Combination, 8,576,940 were exercised on a cashless basis in exchange for an aggregate of 2,272,884 shares of Common Stock, in accordance with the terms of the Warrant Agreement, representing 100% of the Private Warrants. Total cash proceeds generated from exercises of the Warrants were $1,546,094.50. As of January 25, 2022, the Company had no Warrants and 171,066,352 shares of Common Stock outstanding.

In connection with the redemption, the Public Warrants stopped trading on the Nasdaq Global Select Market and were delisted, with the trading halt announced after close of market on January 19, 2022. The redemption had no effect on the trading of the Common Stock, which continues to trade on the Nasdaq Global Select Market under the symbol “CYXT.”

Exercise of Optional Share Purchase

The Company further announced that the forward purchasers and SIS Holdings LP have elected to purchase 7.5 million shares of Common Stock at a price of $10.00 per share pursuant to the Optional Share Purchase Agreement entered into on September 9, 2020, as amended (the “Optional Share Purchase Transaction”). The Company plans to issue the Common Stock in connection with this Optional Share Purchase Transaction in transactions exempt from the registration requirements of the Securities Act of 1933, as amended. Such Common Stock may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company expects to receive gross proceeds of $75 million from the Optional Share Purchase Transaction, which is scheduled to close on January 31, 2022. The Optional Share Purchase Transaction is subject to customary closing conditions.

No Offer or Solicitation

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any offer of any of the Company’s securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws. Forward looking statements contained in this press release include statements concerning the election by the forward purchasers and SIS Holdings LP to purchase shares of Cyxtera’s Common Stock. Because forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Cyxtera’s control. Actual results and conditions (financial or otherwise) may differ materially from those indicated in the forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results and conditions to differ materially from those indicated in the forward-looking statements, including, but not limited to, the effects of the COVID-19 pandemic on Cyxtera’s business or future results, including supply chain disruptions; fluctuations in energy prices; fluctuations in foreign currency exchange rates in the markets in which Cyxtera operates internationally; inflation; prolonged power outages, shortages or capacity constraints; physical and electronic security breaches and cyber-attacks, which could disrupt Cyxtera’s operations; any failure of Cyxtera’s physical infrastructure or negative impact on its ability to provide its services, or damage to customer infrastructure within its data centers; inadequate or inaccurate external and internal information, including budget and planning data, which could lead to inaccurate financial forecasts and inappropriate financial decisions; Cyxtera’s fluctuating operating results; Cyxtera's ability to maintain its credit ratings; Cyxtera’s government contracts, which are subject to early termination, audits, investigations, sanctions and penalties; Cyxtera’s reliance on third parties to provide internet connectivity to its data centers; and the incurrence of goodwill and other intangible asset impairment charges, or impairment charges to Cyxtera’s property and equipment, which could result in a significant reduction to its earnings. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the “Risk Factors” disclosed in Cyxtera’s filings with the Securities and Exchange Commission from time to time. There may be additional risks that Cyxtera does not presently know or that it currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Cyxtera’s expectations, plans or forecasts of future events and views as of the date of this press release. Accordingly, you should not place undue reliance upon any such forward-looking statements in this press release. Neither Cyxtera nor any of its affiliates assume any obligation to update this press release, except as required by law.

About Cyxtera

Cyxtera is a global leader in data center colocation and interconnection services. The company operates a footprint of 61 data centers in 28 markets around the world, providing services to more than 2,300 leading enterprises and U.S. federal government agencies. Cyxtera brings proven operational excellence, global scale, flexibility, and customer-focused innovation together to provide a comprehensive portfolio of data center and interconnection services. For more information, please visit www.cyxtera.com.

Contacts
Press Contact:
Xavier Gonzalez
xavier.gonzalez@cyxtera.com

Investor Relations Contact:
Greer Aviv
greer.aviv@cyxtera.com